UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015 (June 24,  2015)

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, Suite 430

New York, New York 10022

(Address of principal executive offices)

(917) 368-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2015, Bruce Nelson informed the Board of Directors (the “Board”) of Bankrate, Inc. (the “Company”) of his decision not to stand for re-election to the Board at the Company’s 2015 Annual Meeting of Stockholders.  Mr. Nelson will continue to serve as a director through the 2015 Annual Meeting date.  Mr. Nelson’s decision was for personal reasons and not the result of any disagreement with the Company or its management.  The Board acknowledged and thanked Mr. Nelson for his dedicated service during his tenure on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015	BANKRATE, INC.
	By:	/s/ James R. Gilmartin
James R. Gilmartin SVP, General Counsel & Corporate Secretary